Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@servicemaster.com

Media:

James Robinson

901.597.7521

James.Robinson@servicemaster.com

ServiceMaster to Explore Strategic Alternatives for its ServiceMaster Brands Franchise Businesses; Announces Leadership Transition

•	Current Chairman Naren Gursahaney named Interim CEO
•	Nik Varty to step down as Chief Executive Officer and Director
•	Affirms Full-Year 2019 Revenue, Adjusted EBITDA and organic growth guidance
•	Announces February 27, 2020 Fourth-Quarter and Full-Year 2019 earnings conference call

MEMPHIS, TENN. — January 21, 2020  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential services to residential and commercial customers in the termite, pest control, cleaning and restoration markets, today announced it will explore strategic alternatives for its ServiceMaster Brands business, including a potential sale of the segment.

The Company also announced today that Naren Gursahaney, current Chairman of the Board, has been named as interim Chief Executive Officer of ServiceMaster, effective immediately. He succeeds Nik Varty, who has stepped down as CEO and Board member to pursue other opportunities. Mr. Varty will continue to assist ServiceMaster’s management team and Board of Directors in an advisory role to ensure a smooth transition.

Strategic Alternatives Review for ServiceMaster Brands Businesses

“Our continued focus on maximizing shareholder value has led us to the decision to explore strategic alternatives for our ServiceMaster Brands segment,” said ServiceMaster Chairman Naren Gursahaney. “Following a thorough review of our portfolio of businesses and the current strong valuations for businesses like ServiceMaster Brands, we determined the timing is right to explore strategic alternatives. We believe ServiceMaster shareholders would benefit from our Terminix business becoming a pure-play, global pest control company with enhanced management focus and resources. We expect that proceeds arising from a possible transaction would be used for debt reduction, prudent strategic growth opportunities and shareholder returns. At the same time, we will continue to advance our commitment to predictable, sustainable growth and profitability at Terminix through continued execution of the cultural and operational transformation of the business that is underway.”

Mr. Gursahaney added, “ServiceMaster Brands is a leading player in the large and growing restoration and cleaning services industries. With its strong market position, trusted brand names, and refreshed strategy led by an experienced management team, ServiceMaster Brands is well-positioned to increase market share and further develop its strong growth prospects.”

The ServiceMaster Brands segment provides residential and commercial services primarily through franchised operations. The strong and recognizable brands in the segment include ServiceMaster Restore, ServiceMaster Clean, Merry Maids, Furniture Medic and AmeriSpec. In the twelve-month period ending September 30, 2019, the segment reported $252 million in revenue, $2,712 million in customer level revenue and $91 million in Adjusted EBITDA.

No final decision has been made about any strategic alternatives, and there can be no assurances that our review of strategic alternatives will ultimately lead to a transaction. ServiceMaster does not intend to provide any further comment on the process until its Board of Directors has concluded the review and approved a specific outcome or otherwise determines that further disclosure is appropriate.

ServiceMaster has engaged Lazard as financial advisor and Wachtell, Lipton, Rosen & Katz as legal advisor in connection with its exploration of strategic alternatives for the ServiceMaster Brands business.

Leadership Transition

Mr. Gursahaney, who has served on the Company’s Board of Directors since 2017, was appointed non-executive Chairman on May 1, 2019, and was previously President and CEO of The ADT Corporation. Mr. Gursahaney’s experience on the Board, as well as his extensive operations, strategic planning and leadership experience in large, global residential and commercial services businesses, position him well to continue the Company’s progress as an interim leader, backed by ServiceMaster’s strong management team. Mr. Varty will continue to assist ServiceMaster’s management team and Board of Directors in an advisory role for a short period to ensure a smooth transition. Mark Tomkins, who has served as a member of the Board of Directors since June of 2015, will assume Mr. Gursahaney’s role as lead Independent Director.

The Board has initiated a robust process to identify and select a successor to lead ServiceMaster, consistent with existing succession planning protocols. As part of that process, the Board has engaged an outside executive search firm, to assist in identifying and evaluating qualified candidates for the Company’s leadership succession.

“Over the past two years, Nik has helped drive shareholder value creation through the successful spinoff of American Home Shield and the transformation of ServiceMaster’s core Terminix business. With the company moving toward becoming a more focused, pure-play organization, Nik felt it was the right time to step down. The Board thanks Nik for his leadership and commitment to working to ensure a smooth transition” said Mr. Gursahaney.

“Leading ServiceMaster through this important chapter in its history has been an honor,” said Mr. Varty. “With our renewed focus on delivering an excellent customer experience, and with the right tools and technologies in place, we have built a strong foundation for future growth and profitability, and we have an excellent management team in place to continue the journey.”

Full-Year 2019 Outlook

Full-year 2019 revenue is affirmed between $2,070 million and $2,085 million. Organic revenue growth at Terminix is affirmed to range between 2.5 and 3 percent. Full-year 2019 Adjusted EBITDA guidance is affirmed between $415 million and $425 million. Reported Adjusted EBITDA will not include any potential negative impact associated with a change in estimation technique for reserves associated with pending litigated termite claims. The previously announced third-party study on termite damage claims is expected to be completed prior to the fourth-quarter and full-year earnings announcement, at which point the company will provide additional information.

Fourth-Quarter and Full-Year 2019 Earnings Conference Call

The Company will hold a conference call to discuss its full-year and fourth-quarter 2019 financial and operating results at 8 a.m. central time (9 a.m. Eastern time) on Thursday, February 27, 2020.

Participants may join this conference call by dialing 877.308.9611 (or international participants, +1.303.223.0120). Additionally, the conference call will be available via webcast. A slide presentation highlighting the Company’s results will also be available. To participate via webcast and view the presentation, visit the Company’s investor relations home page.

The call will be available for replay until March 28, 2020. To access the replay of this call, please call 800.633.8284 and enter reservation number 21950664 (international participants: +1.402.977.9140, reservation number 21950664). Or you can review the webcast on the Company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of termite and pest control, cleaning and restoration services in both the residential and commercial markets, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The Company’s portfolio of well-recognized brands includes AmeriSpec (home inspections), Copesan (commercial national accounts pest management), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), Nomor (European pest control), ServiceMaster Clean (commercial cleaning), ServiceMaster Restore (restoration and reconstruction), Terminix (termite and pest control), and Terminix Commercial (commercial termite and pest control). The Company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the Company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2019 revenue, organic revenue growth, and Adjusted EBITDA outlook and projections. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the possibility that the review of strategic alternatives for our ServiceMaster Brands businesses will not result in a transaction or that the anticipated benefits will not be realized, and the diversion of management time and other business disruption during the pendency of the review; the outcome and anticipated timing of the third-party study on termite damage claims, and the size and impact of a potential reserve attributable to pending litigated termite damage claims; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated like or comparable to similarly titled measures of other companies. Adjusted EBITDA and customer level revenue are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance and liquidity comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.